                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             UOL Publishing, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              UOL PUBLISHING, INC.
                        8251 Greensboro Drive, Suite 500
                             McLean, Virginia 22102
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1998
                               ------------------

TO THE STOCKHOLDERS OF
UOL PUBLISHING, INC.

     The Annual Meeting of Stockholders of UOL Publishing, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn Tyson's Corner, 1960 Chain Ridge Road, McLean, Virginia on Tuesday, May 26, 1998 at 10:00 a.m., for the following purposes:

        1. To elect a board of eight directors;

        2. To approve amendments to the Company's 1996 Stock Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares;

        3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

        4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even if such stockholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997.

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, STOCKHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                               Narasimhan P. Kannan,
                                               Chairman of the Board and
                                               Chief Executive Officer

McLean, Virginia
April 30, 1998

                              UOL PUBLISHING, INC.
                        8251 Greensboro Drive, Suite 500
                             McLean, Virginia 22102
                               ------------------

                                PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of UOL Publishing, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held at the Holiday Inn Tyson's Corner, 1960 Chain Ridge Road, McLean, Virginia at 10:00 a.m. on Tuesday, May 26, 1998, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 8251 Greensboro Drive, Suite 500, McLean, Virginia 22102. Copies of this Proxy Statement and accompanying proxy card were mailed to stockholders on or about May 4, 1998.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Joanne O'Rourke Hindman, Corporate Secretary), or by attending the Meeting and voting in person.

VOTING

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the eight nominees for director identified below; (ii) FOR approval of the amendments of the Company's 1996 Stock Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000; (iii) FOR ratification of the appointment of Ernst & Young LLP, Vienna, Virginia, as independent auditors of the Company for the fiscal year ending December 31, 1998; and (iv) in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Meeting.

RECORD DATE

     Only the holders of record of the Company's Common Stock and Series C Preferred Stock at the close of business on the record date, March 31, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 3,819,467 shares of Common Stock and 626,293 shares of Series C Preferred Stock were outstanding. Stockholders will be entitled to one vote for each share of Common Stock held on the Record Date and one vote for each share of Series C Preferred Stock held on the Record Date.

                    PROPOSAL NO. 1 -- ELECTIONS OF DIRECTORS

NOMINEES

     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than five nor greater than nine. The number of directors is currently seven, and the number authorized to be elected at the Meeting is eight. Therefore, eight directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any such nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the directors or nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                NAME OF MANAGEMENT NOMINEE                  AGE   DIRECTOR SINCE
                --------------------------                  ---   --------------
Narasimhan P. Kannan......................................  49         1984
Carl N. Tyson.............................................  49         1995
Edson D. deCastro.........................................  59         1994
Barry K. Fingerhut........................................  52         1996
Kamyar Kaviani............................................  36         1997
William E. Kimberly.......................................  65         1995
Steven M. H. Wallman......................................  44         1997
John D. Sears.............................................  43          N/A

     Narasimhan P. "Nat" Kannan has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since he founded the Company in 1984. Prior to founding the Company, he co-founded Ganesa Group, Inc., a developer of interactive graphics and modeling software, in 1981. Prior thereto, he served as a consultant to Booz Allen and Hamilton, Inc., the MITRE Corporation, The Ministry of Industry of the French Government, the Brookhaven and Lawrence Livermore National Laboratories, the White House Domestic Policy Committee on Energy, and Control Data Corporation. He holds a B.S. in Engineering from the Indian Institute of Technology in Madras, India, and he performed advanced graduate work in business and engineering at Dartmouth College.

     Carl N. Tyson joined the Company as President and Chief Operating Officer in November 1995. From 1992 to 1995, Mr. Tyson served as President, College Publishers, at Harcourt General Corporation. From 1988 to 1992 he was employed by McGraw-Hill Inc., most recently as President, College Division. Mr. Tyson holds a B.A. and M.A. in history from Wichita State University and a Ph.D. in history from Oklahoma State University.

     Edson D. deCastro has been a director of the Company since 1994. From June 1995 to January 1997 Mr. deCastro served as Chief Executive Officer of Xenometrix, Inc. and has been its Chairman since 1992. Mr. deCastro was the founder of Data General Corporation and served as its Chief Executive Officer from 1968 to 1990. From January 1990 to June 1995, Mr. deCastro was an independent contractor. Mr. deCastro also serves on the boards of directors of several early-stage technology companies. He holds a B.S. in Electrical Engineering from the University of Lowell.

     Barry K. Fingerhut has been a director of the Company since August 1996. Since 1981 he has been employed by GeoCapital, a registered investment advisor, and has served as its Portfolio Manager and President since 1991. Mr. Fingerhut is an officer of the General Partner of each of Wheatley Partners, L.P. and Wheatley Foreign Partners L.P., both investment partnerships. In addition, he is cofounder and General Partner of Applewood Associates, L.P. and an officer of a General Partner of 21st Century Communications Partners, L.P., also an investment partnership. Mr. Fingerhut serves as a director of Millbrook Press, Inc., Carriage Services, Inc., and several private companies. Mr. Fingerhut holds a B.S. from the University of Maryland and an M.B.A. with a concentration in Finance/Investments from New York University.

     Kamyar Kaviani has been a director since November 1997. Mr. Kaviani joined the Company as Executive Vice President upon the Company's acquisition of HTR in October 1997. Prior to such acquisition, Mr. Kaviani co-founded HTR in 1987 and has served as its Chairman and Chief Executive Officer since that time. Mr. Kaviani holds a B.A. in Economics from the University of Maryland.

     William E. Kimberly has been a director of the Company since October 1995. Mr. Kimberly served as the President of the Manchester Group, Ltd., an investment banking firm, from 1990 to 1992, and as Chairman of NAZTEC International Group, Inc., its successor, since 1994. Prior thereto, Mr. Kimberly served in various senior executive capacities for 23 years for Kimberly Clark Corporation. Mr. Kimberly also serves as a director of Globalink, Inc., a publicly held corporation that develops language translation software, and several private emerging growth companies. He is a member of the Board of Trustees of The Asheville School and the Pan American Development Foundation.

     John D. Sears, a nominee for election to the Board of Directors, has been employed in various executive capacities by the University of Phoenix since 1987, currently serving as Vice President of the Office of Institutional Development, and prior thereto as the Vice President of the Center for Distance Education. Mr. Sears holds a B.A. from the University of Notre Dame and a Masters in Business Administration from the University of Denver.

     Steven M. H. Wallman has been a director of the Company since November 1997. From July 1994 to October 1997, Mr. Wallman served as a Commissioner of the U.S. Securities and Exchange Commission. From 1986 to 1994, he was a partner with the law firm of Covington & Burling. Mr. Wallman now serves as a Senior Fellow (non-resident) at The Brookings Institution, Washington D.C. He holds an S.B. from the Massachusetts Institute of Technology, an S.M. from the Massachusetts Institute of Technology, Sloan School of Management, and a J.D. from Columbia University School of Law.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. During the fiscal year ended December 31, 1997, the Board of Directors held five formal meetings, excluding actions by unanimous written consent. Each Member of the Board attended at least 75% of the fiscal 1997 meetings of Board of Directors and Board committees of which he was a member.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee currently consists of Messrs. Wallman and Kimberly. During 1997, the Audit Committee held three formal meetings, excluding actions by unanimous written consent. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee currently consists of Messrs. deCastro and Fingerhut. During 1997, the Compensation Committee held four formal meetings, excluding actions by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of the Company, and determines the amount and type of equity incentives granted to participants in the Company's 1996 Stock Plan. The Nominating Committee currently consists of Messrs. Kannan, Tyson and Fingerhut. The Nominating Committee makes recommendations to the Board regarding the slate of directors to be nominated for election at the Company's annual meetings of stockholders.

VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under Delaware law. However, because directors are elected by a plurality vote, abstentions in the election of directors have no effect once a quorum exists. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes"). Withheld votes and broker non-votes, if any, are not treated as votes cast and therefore, will have no effect on the proposal to elect directors.

     THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE MANAGEMENT NOMINEES LISTED ABOVE.

                    PROPOSAL NO. 2 -- APPROVAL OF AMENDMENTS
                             TO THE 1996 STOCK PLAN

     The Company's 1996 Stock Plan (the "1996 Plan") was adopted and approved by the Board of Directors in August 1996 and by the stockholders of the Company in September 1996. A total of 1,524,893 shares of Common Stock have been reserved for issuance under the 1996 Plan, 1,000,000 of which are subject to stockholder approval at the Meeting. As of March 31, 1998, 833 shares of Common Stock had been issued upon exercise of options granted under the 1996 Plan, and options for 791,337 shares were outstanding thereunder at a weighted average exercise price of $13.17 per share. Of the 791,337 shares underlying outstanding options, 524,893 of such shares have been approved by the Company's stockholders and the remaining 266,444 of such shares are part of the additional 1,000,000 shares subject to stockholder approval at the Meeting. Absent stockholder approval, the options for 266,444 shares previously granted and all future grants from the 1,000,000 shares subject to this proposal will not qualify as incentive stock options.

     The 1996 Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants. The 1996 Plan also allows for the grant of purchase rights, but none have been granted to date.

     In April 1998, the Board of Directors, in an effort to tie director compensation more directly to the individual director's contributions to the Company, amended the existing automatic grant program for directors (the "Original Automatic Grant Program") with a new automatic grant program (the "New Automatic Grant Program"). The Original Automatic Grant Program provided for automatic grants to directors who are not employees of the Company, at the time elected or re-elected to the Board of Directors by the stockholders, in an amount of 7,000 shares. Subject to continued status as a director, options granted pursuant to the Original Automatic Grant Program are subject to a vesting schedule whereby shares shall be released as follows: 25% of the shares shall be released on each of the fifth, sixth, seventh and eighth anniversaries of the date of grant; provided, however, that all of the shares shall vest in full at such time within four years of the date of grant that the average of the fair market value of the Common Stock over 20 consecutive trading days is greater than the price equal to the fair market value as of the date of grant multiplied by a four-year compound growth rate of 22 1/2% per year. The New Automatic Grant Program provides for automatic grants in April 1998 and on January 1 of each year thereafter to directors who are not employees of the Company of an option to purchase 10,000 shares. In addition, in the case of a new director, automatic grants shall be effective upon such director's initial election or appointment to the Board with the number of underlying shares equal to the product of 2,500 multiplied by the number of regularly scheduled meetings remaining in that year. Subject to continued status as a director, options granted pursuant to the New Automatic Grant Program shall be subject to a vesting schedule whereby shares shall be released as follows: 25% of the shares shall be released on each of the fifth, sixth, seventh and eighth anniversaries of the date of grant; provided, however, that 2,500 shares shall vest on each date the director attends a Board meeting in person during that year. In addition, each such director will automatically be granted a fully-vested option to purchase an additional 2,500 shares on each date the director attends a meeting of a committee of the Board other than on the same day or within one day of a Board meeting.

     As of March 31, 1998, approximately 200 persons were eligible to receive grants under the 1996 Plan. The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the restrictions of the 1996 Plan, the Compensation Committee determines who is granted options, the terms of options granted, including exercise price, the number of shares subject to the option and the option's exercisability. The current members of the Compensation Committee are Messrs. deCastro and Fingerhut.

     The exercise price of options granted under the 1996 Plan is determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check to the order of the Company, or by any other means determined by the Board of Directors.

     Options granted to employees under the 1996 Plan generally become exercisable in increments, based on the optionee's continued employment with the Company, over a period of up to five years. The term of an incentive stock option may not exceed 10 years. The form of option agreement generally provides that options granted under the 1996 Plan, whether incentive stock options or nonstatutory options, expire 10 years from the date of grant. Incentive stock options granted pursuant to the 1996 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company's assets, all outstanding options under the 1996 Plan shall accelerate and become fully exercisable upon consummation of such merger or sale of assets.

     The Board may amend the 1996 Plan at any time or from time to time or may terminate the 1996 Plan without the approval of the stockholders, provided that stockholder approval is required for any amendment to the 1996 Plan requiring stockholder approval under applicable law as in effect at the time. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1996 Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 1996 Plan will terminate in August 2006, unless terminated sooner by the Board.

TAX CONSEQUENCES OF OPTIONS

     An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as mid-term capital gain or loss if the shares were held for 18 months or less after exercise. If the shares are held more than two years after the grant of the option and more than 18 months after exercise, any gain or loss upon disposition will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or holder of more than 10% of the outstanding Common Stock of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, mid-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term, mid-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PROPOSED AMENDMENTS

     In May and December 1997, the Board of Directors adopted amendments to the 1996 Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, from 524,893 shares to 1,524,893 shares (the "Share Amount Amendments"). Without giving effect to the Share Amount Amendments, as of December 31, 1997, no shares remained available for future grant as incentive stock options under the 1996 Plan, which will not allow the Company to meet its anticipated needs with respect to the issuance of such additional options to employees and consultants of the Company. Absent stockholder approval, certain prior grants and all future grants will fail to qualify for favorable tax treatment as incentive stock options.

     In April 1998, the Board of Directors also amended the 1996 Plan to replace the Original Automatic Grant Program with the New Automatic Grant Program.

     At the Meeting, the stockholders are being asked to approve the above-described amendments.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Series C Preferred Stock present or represented and voting together as one class on this proposal at the Meeting will be required to approve the Share Amount Amendments. The other amendment to the 1996 Plan does not require stockholder approval, but is being presented to the stockholders for ratification at the Meeting. Failure to obtain stockholder approval of the Share Amount Amendments will prevent the Company from granting incentive stock options out of the additional 1,000,000 shares, but will not necessarily prevent the Company from otherwise granting other awards under the 1996 Plan.

     Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the Meeting. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Meeting and the total number of shares represented and voting on this proposal at the Meeting. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted, and, accordingly, will not affect the determination as to whether the requisite vote has been obtained to approve this proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1996 PLAN.

                               PROPOSAL NO. 3 --
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Ernst & Young LLP, Vienna, Virginia, to serve as the independent auditors of the Company for the fiscal year ending December 31, 1998, and recommends that the stockholders ratify such action. Ernst & Young LLP has audited the accounts of the Company since 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Ernst & Young LLP are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Series C Preferred Stock present or represented and voting together as one class on this proposal at the Meeting shall constitute ratification of the appointment of Ernst & Young LLP. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock and Series C Preferred Stock as of the Record Date by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each of the Named Officers, as listed under "-- Executive Compensation -- Summary Compensation" below, and (iv) all directors, director nominees and executive officers of the Company as a group. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock indicated below.

                                                      SHARES BENEFICIALLY OWNED(1)
                                               -------------------------------------------
                                                   COMMON STOCK         PREFERRED STOCK
                                               --------------------   --------------------    PERCENTAGE
                                                NUMBER     PERCENT     NUMBER     PERCENT    TOTAL VOTING
                    NAME                       OF SHARES   OF CLASS   OF SHARES   OF CLASS     POWER(2)
                    ----                       ---------   --------   ---------   --------   ------------
Barry K. Fingerhut(3)........................    811,768    18.8%      229,839     36.7%        12.0%
Wheatley Partners, L.P.(4)...................    649,707    15.5%      174,266     27.8%         9.9%
     80 Cutter Mill Road, Suite 31
     Great Neck, NY 11021
Austin O. Furst, Jr.(5)......................    339,509     8.5%           --      --           3.9%
     138 Fogtown Road
     New Canaan, CT 06840
Errol M. Rudman(6)...........................    264,936     6.9%        1,600      *            5.9%
     Rudman Management, Inc.
     1114 Avenue of the Americas
     New York, NY 10036
Narasimhan P. Kannan(7)......................    244,072     6.3%           --      --           4.0%
Kamyar Kaviani(8)............................    240,838     6.3%           --      --           5.1%
Michael L. Brown(9)..........................     58,065     1.5%           --      --          *
William E. Kimberly(10)......................     55,897     1.5%           --      --          *
Steven M. H. Wallman.........................     34,423     *              --      --          *
Carl N. Tyson(11)............................     31,866     *              --      --          *
Michael W. Anderson(11)......................     14,276     *              --      --          *
Leonard P. Kurtzman(11)......................     12,746     *              --      --          *
Edson D. deCastro(11)........................      6,798     *              --      --          *
John D. Sears................................         --     --             --      --             --
All directors and executive officers as a
  group (7 directors and 8 executive
  officers)(12)..............................  1,732,562    38.2%      229,839     36.7%        27.8%

---------------
  *  Less than one percent.

 (1) As of the Record Date the Company had outstanding (i) 3,819,467 shares of Common Stock, and (ii) 626,293 shares of Series C Preferred Stock (convertible into 757,814 shares of Common Stock). Share ownership in the case of Common Stock includes shares issuable upon (i) conversion of Series C Preferred Stock into Common Stock, and (ii) exercise of warrants and options that may be exercised in each case within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.

 (2) Percentage voting power is calculated assuming the outstanding Common Stock and Series C Preferred Stock vote together as one class with each share of Common Stock and Series C Preferred Stock entitled to one vote.

 (3) Consists of: (i) 22,563 shares of Common Stock and 37,814 shares of Series C Preferred Stock held by Mr. Fingerhut; (ii) 264,579 and 16,682 shares of Common Stock, 174,266 and 14,805 shares of Series C Preferred Stock and warrants to purchase 174,266 and 14,805 shares of Common Stock (which are currently exercisable) held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., respectively, two investment partnerships of which Mr. Fingerhut serves as an officer of the General Partner; and (iii) 2,954 shares of Series C Preferred Stock and warrants to purchase 2,954 shares of Common Stock held in a joint account with respect to which Mr. Fingerhut has investment and voting power. Mr. Fingerhut disclaims beneficial ownership of the shares held by Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his pecuniary interest therein. Each share of Series C Preferred Stock beneficially owned by Mr. Fingerhut is convertible into 1.21 shares of Common Stock.

 (4) Includes 174,266 shares of Series C Preferred Stock (convertible into 210,861 shares of Common Stock) and warrants to purchase 174,266 shares of Common Stock which are currently exercisable.

 (5) Includes 164,511 shares of Common Stock underlying warrants held by trusts for which Mr. Furst is the trustee and which are currently exercisable.

 (6) Includes 261,400 shares of Common Stock as reported in the Schedule 13G dated March 26, 1998 filed with the Securities and Exchange Commission by Errol D. Rudman. Also includes 1,600 shares of Series C Preferred Stock (convertible into 1,936 shares of Common Stock) and warrants to purchase an aggregate of 1,600 shares of Common Stock acquired by Mr. Rudman effective on March 31, 1998.

 (7) Includes 67,980 shares of Common Stock underlying a warrant held by Mr. Kannan that is currently exercisable, 169,092 shares of Common Stock held by two trusts of which Mr. Kannan and his wife are co-trustees and 7,000 shares of Common Stock held by a limited partnership as to which Mr. Kannan and his wife are the general partners.

 (8) Includes 13,500 vested shares of Common Stock underlying options.

 (9) Includes 15,578 vested shares of Common Stock underlying options.

(10) Includes 10,197 shares of Common Stock underlying a warrant held by Mr. Kimberly that is currently exercisable, 4,532 vested shares of Common Stock underlying options, as well as 5,345 outstanding shares of Common Stock and 2,549 shares of Common Stock underlying a currently exercisable warrant, both held by Elena Kimberly, Mr. Kimberly's wife.

(11) Consists of vested shares of Common Stock underlying options.

(12) Includes the shares (including shares underlying options and warrants) discussed in footnotes (3) and (7)-(11). Also includes 179,821 outstanding shares of Common Stock and 54,738 vested shares of Common Stock underlying options held by other executive officers.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth all compensation paid by the Company for services rendered to it in all capacities for the fiscal years ended December 31, 1995, 1996 and 1997 to the Company's Chief Executive Officer and the Company's other executive officers who earned at least $100,000 in the respective fiscal year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                               ANNUAL           COMPENSATION
                                                            COMPENSATION           AWARDS
                                                       ----------------------   ------------
                                                                                   STOCK
                                              FISCAL                              OPTIONS       ALL OTHER
      NAME AND PRINCIPAL POSITION              YEAR     SALARY        BONUS       (SHARES)     COMPENSATION
      ---------------------------             ------   --------      --------   ------------   ------------
Narasimhan P. Kannan.......................    1997    $164,123(1)   $ 32,500          --        $ 1,080(2)
     Chairman and Chief Executive Officer      1996    $156,556      $  2,500          --        $ 1,586(2)
                                               1995    $119,792      $  2,500          --        $   840(2)

Carl N. Tyson..............................    1997    $199,500(1)   $  8,750          --        $ 6,304(3)
     President and Chief Operating Officer     1996    $227,500      $107,500     132,487        $50,093(4)

Michael W. Anderson........................    1997    $138,337      $ 25,833          --        $12,155(5)
     Vice President of Technology and
     Operations
Leonard P. Kurtzman(6).....................    1997    $142,500      $ 61,750          --             --
     Chief Financial Officer, Secretary and
         Treasurer
Michael L. Brown(7)........................    1997    $150,000      $156,250(8)        --            --
     Executive Vice President, Business
     Development

---------------
(1) Does not include salary for December 1997 which was paid in January 1998.

(2) Consists of taxable premiums paid for life insurance.

(3) Consists of $5,920 for automobile allowance and $384 of taxable premiums paid for life insurance.

(4) Consists of $50,000 of moving expenses and $93 of taxable premiums paid for life insurance.

(5) Consists of moving expenses.

(6) Mr. Kurtzman resigned from his position as Chief Financial Officer, Secretary and Treasurer effective in February 1998.

(7) Mr. Brown resigned from his position as Executive Vice President, Business Development effective in March 1998.

(8) Includes $150,000 bonus paid to Mr. Brown, formerly the sole stockholder of Cognitive Training Associates, Inc. ("CTA"), pursuant to an agreement between the Company and Mr. Brown entered into in connection with the Company's acquisition of CTA in August 1996.

  Option Grants, Exercises and Holdings and Fiscal Year-End Option Values.

     No Named Officer was granted or exercised a stock option during the year ended December 31, 1997. The following table sets forth certain information concerning the number and value of unexercised options held by the Named Officers as of December 31, 1997:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                     UNDERLYING                             IN-THE-MONEY
                               UNEXERCISED OPTIONS AT                        OPTIONS AT
                                 DECEMBER 31, 1997                      DECEMBER 31, 1997(1)
                         ----------------------------------      ----------------------------------
         NAME            EXERCISABLE(2)    UNEXERCISABLE(2)      EXERCISABLE(2)    UNEXERCISABLE(2)
         ----            --------------    ----------------      --------------    ----------------
Narasimhan P. Kannan...      67,980                 --              $701,554           $     --
Carl N. Tyson..........      21,244            111,243               162,491            500,434
Leonard P. Kurtzman....      12,746             37,746                47,798            141,548
Michael W. Anderson....      13,766             37,746                51,623            141,548
Michael L. Brown.......      12,037              4,958                45,139             18,593

---------------
(1) Options are considered in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Value is calculated based on the difference between the fair market value of the shares of Common Stock at December 31, 1997 ($16.50), as quoted on the Nasdaq Stock Market, and the exercise price of the options.

(2) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.

EMPLOYMENT AGREEMENTS

     Under the terms of the Company's form of employment agreement for executive officers, such officers are entitled to annual incentive-based bonus compensation of up to 50% of their base salary. The exact amount of such compensation is determined by the Company's Board of Directors, generally based upon the achievement of specified performance goals established by the Board. Under such agreements, executive officers are also eligible to participate in all employee benefit plans and programs that the Company offers to its executive employees and are entitled to reimbursement for all documented reasonable business expenses they incur. Generally, consistent with Company policies, in the event that an executive officer is terminated without cause or resigns for good cause, the Company is required under its form of employment agreement to continue paying salary to such officer for six to nine months as severance.

     In July 1996, the Company entered into an employment agreement with each of Messrs. Kannan and Tyson. Messrs. Kannan and Tyson have annual base salaries of $180,000 and $225,000, respectively. The initial term of the agreements expires in June 1998, but the agreements are subject to automatic one-year renewal terms. In the event of a material change in Mr. Kannan's duties, titles, authority or position with the Company, he may elect, in lieu of receiving his severance pay, to enter into a consulting arrangement with the Company, whereby Mr. Kannan would provide consulting services to the Company for a period of one year and be paid $750 per day for providing such services.

COMPENSATION OF DIRECTORS

     All directors are reimbursed for expenses incurred in connection with each board committee meeting attended. The 1996 Plan provides for the grant of nonstatutory options to non-employee directors of the Company pursuant to the New Automatic Grant Program, as described above under the heading "Proposal No. 2 -- Approval of Amendments to the 1996 Stock Plan". Mr. Wallman, who was appointed to the Board in November 1997, did not receive any director options under the Original Automatic Grant Program at that time because such program only provided for grants upon election or re-election (as opposed to appointment) to the Board.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in 1997.

     The Compensation Committee of the Board of Directors consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee is currently composed of Messrs. Fingerhut and deCastro. The members of the Compensation Committee also administer the Company's stock plans.

     For compensation paid to the Chief Executive Officer and other Named Officers in 1997, no reference was made to the data for comparable companies included in the performance graph included in this proxy statement under the heading "-- Performance Graph" (the "Performance Graph"). Neither the material in this report nor the Performance Graph is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     Compensation Philosophy. The Company's executive compensation program has three objectives: (1) to align the interests of the executive officers with the interest of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company's employees.

     Each year, the Compensation Committee reviews the Company's executive compensation program. In its review, the Compensation Committee studies the compensation packages for executives of companies at a comparable stage of development and in the Company's geographical area, assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous fiscal year. The Compensation Committee also gauges the success of the compensation program in achieving its objectives in the previous year, and considers the Company's overall performance objectives.

     Each element of the Company's executive compensation program is discussed below.

     Base Salaries. The Compensation Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for 1997 were established at the beginning of that fiscal year, or when the executive joined the Company, as the case may be. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Compensation Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Compensation Committee also measures individual performance based upon a number of factors, including measurement of the Company's historic and recent financial and operational performance and the individual's contribution to that performance, the individual performance on non-financial goals and other contributions of the individual to the Company's success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

     Incentive Compensation. Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. Because the Company has been in the early stages of development, it has not historically paid cash bonuses.

However, in 1997, bonuses were paid in recognition of the achievements of the Company during the year, primarily consisting of the establishment of several corporate and academic partnerships and the launch of several course offerings. The Compensation Committee does not have an exact formula for determining bonus payments, but has established general target bonus levels (up to a maximum of 50% of base salary) for executive officers, at the beginning of 1998 based in relatively equal measures upon the Compensation Committee's subjective assessment of the Company's projected revenues and net income, and other operational and individual performance factors. The Committee may adjust these targets during the year.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation plan for its executive officers is based upon the Company stock plans. The Company believes that placing a portion of its executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Options generally vest over a three to five-year period based upon continued employment. In December 1996, the Company also granted performance-based options to the President and four other executive officers. These grants vest ratably over four years beginning in 2001 subject to accelerated vesting in full if the Company's Common Stock price reaches a price of $28.75 per share and remains at that level for at least 20 trading days. In addition, the Company granted performance-based options to another executive officer upon his joining the Company in September 1997. These grants vest on similar terms as the performance-based options described above.

     In determining the number of options to grant an executive, the Board primarily considered the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Compensation Committee's policy to grant options at fair market value unless particular circumstances warrant otherwise.

     Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives. During fiscal 1997, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

     Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation is based upon the same elements and measures of performance as is the compensation for the Company's other executive officers. The Compensation Committee approved a base salary for Mr. Kannan for 1997 of $180,000 following successful completion of its IPO in November 1996. In structuring the compensation of Mr. Kannan, the Compensation Committee considered the alignment of his compensation package with the financial performance of the Company to be essential. Based upon the Company's performance over the past year, measured as described under "Incentive Compensation" above, the Compensation Committee also approved the payment of a bonus to Mr. Kannan of $7,500 paid in 1997. Mr. Kannan also received his 1996 bonus of $25,000 in early 1997.

     Section 162(m) of the Code. It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to such companies beginning in 1994. The Compensation Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

     Neither the material in this report, nor the Performance Graph, is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        Submitted by:            THE COMPENSATION COMMITTEE
                            Edson D. deCastro
                            Barry K. Fingerhut

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. deCastro and Fingerhut, none of whom was at any time during the fiscal year ended December 31, 1997 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of the Company.

PERFORMANCE GRAPH

     The following graph shows a two-year(1) comparison of cumulative total stockholder returns(2) for the Company, the CRSP Total Market Return Index of the Nasdaq Stock Market and CRSP Nasdaq Non-Financial Stocks Total Return Index. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on November 26, 1996 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the stocks in the CRSP Total Market Return Index of the Nasdaq Stock Market and the stocks in the CRSP Nasdaq Non-Financial Stocks Index.

           [LINE GRAPH APPEARS BELOW WITH THE FOLLOWING PLOT POINTS]

                                                                                           NASDAQ
               Measurement Period                                        NASDAQ             Non-
             (Fiscal Year Covered)                      UOLP           CRSP Total        Financial
11/26/96                                                    100.00            100.00            100.00
12/31/96                                                    101.92            100.81            100.69
3/31/97                                                      92.31             95.66             93.92
6/30/97                                                      94.23            113.05            111.30
9/30/97                                                     189.42            132.33            130.40
12/31/97                                                    126.92            123.35            118.19

---------------
(1) Indicates comparison of total return for all of 1997 and solely for that period of 1996 (November 26, 1996 - December 31, 1996) during which the Company's Common Stock was registered under Section 12 of the Exchange Act.

(2) Total return assumes reinvestment of dividends. Total returns for the Nasdaq Stock Market and the Nasdaq Non-Financial Stocks indices are weighted based on market capitalization.

CERTAIN TRANSACTIONS

     In March 1997, the Company acquired Ivy Software, Inc., a Virginia corporation that develops and distributes business and accounting software for the academic education market, for $314,000 in cash and potential future payments not to exceed approximately $862,000, which are based upon integration of operations, conversion of software and operating results. In connection with this transaction, the President and sole shareholder of Ivy entered into a three-year consulting agreement with the Company.

     In April 1997, the Company acquired Teletutor, an Illinois corporation that develops, distributes and supports computer-based training courses for the data and telecommunications industry. The terms of the transaction included a $3.0 million cash payment at closing and $2.0 million to be paid in cash ratably on the first, second and third anniversary dates of the acquisition. In connection with this transaction, James R. Cooper, formerly the President of Teletutor, entered into an employment agreement to become an Executive Vice President of the Company, from which position he resigned effective in March 1998.

     In October 1997, the Company acquired HTR Inc., a Delaware corporation whose strategy is to deliver a total solution for corporate information technology requirements through its suite of products and services which includes traditional and on-site training and courseware, in exchange for 585,940 shares of Common Stock, options and warrants to purchase an additional 34,020 shares, the assumption of an aggregate of approximately $3.5 million of HTR debt and a combination of cash and notes payable in the aggregate amount of approximately $600,000. In addition, the executive officers of HTR, Messrs. Kaviani (who became a director and executive officer of the Company upon closing of the acquisition), Arsanjani (who became an executive officer of the Company upon closing of the acquisition) and Callahan (who became an executive officer of the Company upon closing of the acquisition) received bonuses in the aggregate amount of $690,000 in connection with their execution of employment agreements to become Executive Vice Presidents of the Company upon the closing of the acquisition of HTR payable upon the earlier of (i) successful completion of a firm underwritten public offering of Common Stock, or (ii) December 31, 1998. In addition, the Company created a stock option pool of 180,000 shares of Common Stock and an incentive bonus pool with a potential payout of up to approximately $3,300,000 over three years to such officers (and one other executive officer of HTR), contingent upon the financial performance of HTR. Messrs. Kaviani, Arsanjani and Callahan also received options to purchase 13,500, 13,500 and 3,000 shares of Common Stock, respectively, all of which are fully vested.

     In March 1998, the Company raised approximately $5.3 million in gross proceeds through a private placement (the "Private Placement") of 626,293 shares of the Company's Series C Preferred Stock (which shares are convertible into approximately 757,800 shares of Common Stock), together with five-year warrants to purchase 626,293 shares of Common Stock at an exercise price of $8.46 per share (the five-day average of the closing bid prices calculated prior to closing of the Private Placement). Barry K. Fingerhut, a director of the Company, and other investors affiliated with Mr. Fingerhut, purchased an aggregate of 229,839 shares of Series C Preferred Stock and warrants to purchase an aggregate of 229,839 shares of Common Stock in the Private Placement. If not previously converted, the Series C Preferred Stock issued in the Private Placement is redeemable at $12.69 per share upon the earlier of a sale or liquidation of the Company or ten years from the date of issuance. The Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the related warrants has certain registration rights.

     In December 1996, the Company loaned Nat Kannan, the Company's founder, Chief Executive Officer and Chairman, $100,000 to help satisfy Mr. Kannan's income tax withholding obligations relating to back wages paid to Mr. Kannan by the Company in 1996. The largest outstanding principal amount under the loan, together with interest accrued thereon, during 1997 was approximately $108,000. The loan bears interest at the prime rate, as announced from time to time by First Union National Bank, minus one percent with principal and accrued interest payable in full upon demand.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 1997.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholders having proposals that they desire to present at next year's annual meeting of stockholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company not later than January 1, 1999. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested stockholders to that Rule. Proposals may be mailed to the Corporate Secretary, UOL Publishing, Inc., 8251 Greensboro Drive, Suite 500, McLean, Virginia 22102.

OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UOL Publishing, Inc.

                                  DETACH HERE

                                    PROXY

                             UOL PUBLISHING, INC.

                             8251 Greensboro Drive
                                   Suite 500
                             McLean, Virginia 22102

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Narasimhan P. Kannan and Joanne O'Rourke Hindman, as proxies, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of UOL Publishing, Inc. (the "Company") held of record by the undersigned on March 31, 1998 at the Annual Meeting of Stockholders of the Company to be held on May 26, 1998 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
 -----------                                                       -----------
 SEE REVERSE                                                       SEE REVERSE
    SIDE                                                              SIDE
 -----------                                                       -----------

                                 DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


   1. Election of Directors

      NOMINEES: Narasimhan P. Kannan, Carl N. Tyson,
      Edson D. deCastro, John D. Sears, Kamyar Kaviani, William E. Kimberly, Barry K. Fingerhut, Steven M.H. Wallman

                     FOR             WITHHELD
                    [   ]             [   ]                 MARK HERE
                                                           FOR ADDRESS
      [   ]                                                 CHANGE AND
            --------------------------------------------    NOTE BELOW  [   ]
              For all nominees except as noted above



                                               FOR      AGAINST      ABSTAIN
   2. To approve amendments to the           [    ]     [    ]       [    ]
      Company's 1996 Stock Plan to,
      among other things, increase the
      number of shares of Common Stock
      reserved for issuance thereunder
      by 1,000,000 shares.
                                               FOR      AGAINST      ABSTAIN
   3. To ratify the appointment of Ernst &    [    ]     [    ]       [    ]
      Young LLP as independent auditors
      of the Company for 1998.

   4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

   Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.




Signature:                                                Date:
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Signature:                                                Date:
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